UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 26, 2005
Date of Report
(Date of earliest event reported)

Novell, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 2.05. Costs Associated with Exit or Disposal Activities.

On July 26, 2005, the European management of the Registrant approved and adopted a restructuring plan of Novell's Europe, Middle East and Africa (“EMEA”) operations. The primary goal of the restructuring is to improve Novell EMEA's profitability and operating efficiency. This restructuring is a component of the transition of our worldwide sales and consulting delivery teams that we commenced in North America in fiscal 2004 and extended to EMEA beginning in the first quarter of fiscal 2005.

Under the restructuring plan, Novell anticipates reducing its EMEA workforce by approximately 120 to 150 employees by the end of the current fiscal year. Novell estimates that total restructuring expenses to be incurred in connection with the plan will be approximately $10 million to $12 million, most of which will be recorded in the third quarter of fiscal 2005. These costs, which consist primarily of employee severance arrangements, will be principally paid out, and the restructuring plan will be substantially completed, in the fourth quarter of fiscal 2005. Novell currently estimates that activities related to the restructuring plan will reduce quarterly operating expense by approximately $3 million to $4 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: August 1, 2005	By /s/ Joseph S. Tibbetts, Jr. (Signature) Senior Vice President, Chief Financial Officer (Title)